Exhibit 99.1

HubSpot Reports Q4 and Full Year 2021 Results

CAMBRIDGE, MA (February 10, 2022) — HubSpot, Inc. (NYSE: HUBS), the customer relationship management (CRM) platform for scaling companies, today announced financial results for the fourth quarter and full year ended December 31, 2021.

Financial Highlights:

Revenue

Fourth Quarter 2021:

●
Total revenue was $369.3 million, up 47% compared to Q4'20.
o
Subscription revenue was $358.7 million, up 47% compared to Q4'20.
o
Professional services and other revenue was $10.7 million, up 38% compared to Q4'20.

Full Year 2021:

●
Total revenue was $1.30 billion, up 47% compared to 2020.
o
Subscription revenue was $1.26 billion, up 48% compared to 2020.
o
Professional services and other revenue was $42.3 million, up 41% compared to 2020.

Operating Income (Loss)

Fourth Quarter 2021:

●
GAAP operating margin was (2.2%), compared to (3.0%) in Q4'20.
●
Non-GAAP operating margin was 10.3%, compared to 9.8% in Q4'20.
●
GAAP operating loss was ($8.2) million, compared to ($7.6) million in Q4'20.
●
Non-GAAP operating income was $38.2 million, compared to $24.6 million in Q4'20.

Full Year 2021:

●
GAAP operating margin was (4.2%), compared to (5.8%) in 2020.
●
Non-GAAP operating margin was 9.0%, compared to 8.5% in 2020.
●
GAAP operating loss was ($54.8) million, compared to ($50.8) million in 2020.
●
Non-GAAP operating income was $117.6 million, compared to $74.9 million in 2020.

Net Income (Loss)

Fourth Quarter 2021:

●
GAAP net loss was ($16.4) million, or ($0.35) per basic and diluted share, compared to ($15.4) million, or ($0.34) per basic and diluted share in Q4'20.
●
Non-GAAP net income was $29.6 million, or $0.63 per basic and $0.58 per diluted share, compared to $20.1 million, or $0.44 per basic and $0.40 per diluted share in Q4'20.
●
Weighted average basic and diluted shares outstanding for GAAP net loss per share was 47.3 million, compared to 46.0 million basic and diluted shares in Q4'20.
●
Weighted average basic and diluted shares outstanding for non-GAAP net income per share was 47.3 million and 50.9 million respectively, compared to 46.0 million and 49.9 million, respectively in Q4'20.

Full Year 2021:

●
GAAP net loss was ($77.8) million, or ($1.66) per basic and diluted share, compared to ($85.0) million, or ($1.90) per basic and diluted share in 2020.

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●
Non-GAAP net income was $92.5 million, or $1.97 per basic and $1.82 per diluted share, compared to $64.5 million, or $1.44 per basic and $1.32 per diluted share in 2020.
●
Weighted average basic and diluted shares outstanding for GAAP net loss per share was 46.9 million, compared to 44.8 million basic and diluted shares in 2020.
●
Weighted average basic and diluted shares outstanding for non-GAAP net income per share was 46.9 million and 50.7 million respectively, compared to 44.8 million and 48.7 million, respectively in 2020.

Balance Sheet and Cash Flow

•
The company’s cash, cash equivalents, and short-term and long-term investments balance was $1.37 billion as of December 31, 2021.
●
During the fourth quarter, the company generated $97.2 million of operating cash flow, excluding the $2.0 million used for the repayment of our convertible notes, compared to $61.3 million during Q4'20, which excluded the $0.4 million used for the repayment of our convertible notes.
●
During the fourth quarter, the company generated $78.3 million of free cash flow, compared to $45.8 million during Q4'20.
●
The company generated $265.2 million of operating cash flow during 2021, excluding the $26.4 million used for the repayment of our convertible notes, compared to $138.0 million during 2020, which excluded the $49.0 million used for the repayment of our convertible notes.
●
The company generated $203.3 million of free cash flow during 2021, compared to $79.1 million during 2020.

Additional Recent Business Highlights

●
Grew Customers to 135,442 at December 31, 2021, up 30% from December 31, 2020.
●
Average Subscription Revenue Per Customer was $10,875 during the fourth quarter of 2021, up 11% compared to the fourth quarter of 2020.

“I am incredibly proud of how the HubSpot team was able to adapt and execute in 2021 to deliver a truly exceptional year,” said Yamini Rangan, Chief Executive Officer at HubSpot. “We went into 2021 with the goal of becoming the #1 CRM platform for scaling companies, and we made significant progress by staying focused on our key strategic priorities. 2022 will be a year of sustained focus and consistency as we continue to invest in those priorities.”

Business Outlook
Based on information available as of February 10, 2022, HubSpot is issuing guidance for the first quarter of 2022 and full year 2022 as indicated below.

First Quarter 2022:

•
Total revenue is expected to be in the range of $381 million to $383 million.
•
Non-GAAP operating income is expected to be in the range of $30 million to $31 million.
•
Non-GAAP net income per common share is expected to be in the range of $0.46 to $0.48. This assumes approximately 51.3 million weighted average diluted shares outstanding.

Full Year 2022:

•
Total revenue is expected to be in the range of $1.72 billion to $1.73 billion.
•
Non-GAAP operating income is expected to be in the range of $155 million to $157 million.
•
Non-GAAP net income per common share is expected to be in the range of $2.34 to $2.42. This assumes approximately 51.5 million weighted average diluted shares outstanding.

Use of Non-GAAP Financial Measures

In our earnings press releases, conference calls, slide presentations, and webcasts, we may use or discuss non-GAAP financial measures, as defined by Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and

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the comparable GAAP financial measure, are included in this press release after the consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investors section of our website ir.hubspot.com.

Conference Call Information

HubSpot will host a conference call on Thursday February 10, 2022 at 4:30 p.m. Eastern Time (ET) to discuss the company’s fourth quarter and full year 2021 financial results and its business outlook. To register for this conference call, please use this dial in registration link or visit HubSpot's Investor Relations website at ir.hubspot.com. After registering, a confirmation email will be sent, including dial-in details and a unique code for entry. Participants who wish to register for the conference call webcast please use this link.

Following the conference call, a replay will be available at (800) 770-2030 (domestic) or (647) 362-9199 (international). The replay passcode is 41811. An archived webcast of this conference call will also be available on HubSpot's Investor Relations website at ir.hubspot.com.

The company has used, and intends to continue to use, the investor relations portion of its website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.

About HubSpot
HubSpot is a leading CRM platform that provides software and support to help companies grow better. The platform includes marketing, sales, service, operations, and website management products that start free and scale to meet our customers' needs at any stage of growth. Today, over 135,000 customers across more than 120 countries use HubSpot's powerful and easy-to-use tools and integrations to attract, engage, and delight customers. Learn more at www.hubspot.com.

Cautionary Language Concerning Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding management’s expectations of future financial and operational performance and operational expenditures, expected growth, and business outlook, including our financial guidance for the first fiscal quarter of and full year 2022; and statements regarding our positioning for future growth and market leadership; statements regarding expected market trends, future priorities and related investments, and opportunities. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks associated with our history of losses; our ability to retain existing customers and add new customers; the continued growth of the market for a CRM platform; our ability to differentiate our platform from competing products and technologies; our ability to manage our growth effectively to maintain our high level of service; our ability to maintain and expand relationships with our solutions partners; our ability to successfully recruit and retain highly-qualified personnel; the price volatility of our common stock; the impact of COVID-19 on our business, the broader economy, our workforce and operations, and our ability to forecast our future financial performance as a result of COVID-19; and other risks set forth under the caption “Risk Factors” in our SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

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Consolidated Balance Sheets

(in thousands)

	December 31,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$377,013	$378,123
Short-term investments	820,962	873,073
Accounts receivable	157,362	126,433
Deferred commission expense	59,849	44,576
Prepaid expenses and other current assets	38,388	34,716
Total current assets	1,453,574	1,456,921
Long-term investments	174,895	30,697
Property and equipment, net	96,134	101,123
Capitalized software development costs, net	39,858	24,943
Right-of-use assets	280,828	275,893
Deferred commission expense, net of current portion	42,681	28,296
Other assets	29,244	13,893
Intangible assets, net	10,565	10,282
Goodwill	47,075	31,318
Total assets	$2,174,854	$1,973,366
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,773	$13,540
Accrued compensation costs	63,836	44,054
Accrued expenses and other current liabilities	74,457	37,184
Convertible senior notes	19,630	7,837
Operating lease liabilities	26,364	30,020
Deferred revenue	430,414	312,866
Total current liabilities	617,474	445,501
Operating lease liabilities, net of current portion	283,873	279,664
Deferred revenue, net of current portion	4,473	3,636
Other long-term liabilities	12,134	10,811
Convertible senior notes, net of current portion	383,101	471,099
Total liabilities	1,301,055	1,210,711
Stockholders’ equity:
Common stock	47	46
Additional paid-in capital	1,436,089	1,241,167
Accumulated other comprehensive (loss) income	(1,339)	4,603
Accumulated deficit	(560,998)	(483,161)
Total stockholders’ equity	873,799	762,655
Total liabilities and stockholders’ equity	$2,174,854	$1,973,366

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Consolidated Statements of Operations

(in thousands, except per share data)

	For the Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenues:
Subscription	$358,657	$244,323	$1,258,319	$853,025
Professional services and other	10,652	7,742	42,339	30,001
Total revenue	369,309	252,065	1,300,658	883,026
Cost of revenues:
Subscription	58,599	37,369	211,132	130,685
Professional services and other	13,040	9,925	47,725	36,274
Total cost of revenues	71,639	47,294	258,857	166,959
Gross profit	297,670	204,771	1,041,801	716,067
Operating expenses:
Research and development	82,997	55,564	301,970	205,589
Sales and marketing	180,845	127,851	649,681	452,081
General and administrative	42,065	28,997	144,949	109,225
Total operating expenses	305,907	212,412	1,096,600	766,895
Loss from operations	(8,237)	(7,641)	(54,799)	(50,828)
Other expense:
Interest income	126	623	1,173	7,773
Interest expense	(5,905)	(7,226)	(30,282)	(37,049)
Other (expense) income	(974)	441	10,090	(711)
Total other expense	(6,753)	(6,162)	(19,019)	(29,987)
Loss before income tax expense	(14,990)	(13,803)	(73,818)	(80,815)
Income tax expense	(1,380)	(1,613)	(4,019)	(4,216)
Net loss	$(16,370)	$(15,416)	$(77,837)	$(85,031)
Net loss per share, basic and diluted	$(0.35)	$(0.34)	$(1.66)	$(1.90)
Weighted average common shares used in computing basic and diluted net loss per share:	47,304	45,983	46,891	44,757

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Consolidated Statements of Cash Flows

(in thousands)

	For the Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Operating Activities:
Net loss	(16,370)	$(15,416)	$(77,837)	$(85,031)
Adjustments to reconcile net loss to net cash and cash equivalents provided by operating activities
Depreciation and amortization	11,970	9,993	45,159	37,060
Stock-based compensation	45,914	31,466	166,761	121,488
Loss on early extinguishment of 2022 Convertible Notes	68	14	4,892	10,507
Repayment of 2022 Convertible Notes attributable to the debt discount	(1,971)	(373)	(26,428)	(49,048)
Gain on strategic investments	(2)	—	(11,741)	—
Gain on termination of operating leases	—	—	(4,276)	—
Loss on disposal of fixed assets	—	—	6,468	—
Benefit from deferred income taxes	(1,548)	(1,449)	(2,869)	(2,185)
Amortization of debt discount and issuance costs	5,393	6,702	23,507	24,890
Amortization (accretion) of bond discount	1,332	59	4,275	(3,657)
Unrealized currency translation	701	(831)	1,304	(952)
Changes in assets and liabilities
Accounts receivable	(31,859)	(29,592)	(34,107)	(29,971)
Prepaid expenses and other assets	6,072	5,570	(1,077)	(17,026)
Deferred commission expense	(8,189)	(7,937)	(32,560)	(19,288)
Right-of-use assets	4,470	8,824	31,418	31,406
Accounts payable	1,343	627	(10,608)	3,697
Accrued expenses and other liabilities	20,025	12,240	58,209	26,020
Operating lease liabilities	(3,056)	(10,105)	(29,478)	(31,621)
Deferred revenue	60,891	51,133	127,716	72,624
Net cash and cash equivalents provided by operating activities	95,184	60,925	238,728	88,913
Investing Activities:
Purchases of investments	(447,431)	(139,915)	(1,484,762)	(1,517,357)
Maturities of investments	446,722	338,961	1,387,498	1,352,231
Sale of investments	—	—	—	10,932
Equity method investment	—	—	(3,100)	—
Acquisition of a business, net of cash acquired	—	—	(16,810)	—
Purchases of property and equipment	(11,327)	(9,521)	(28,726)	(37,274)
Proceeds from sale of strategic investments	12,620		12,620
Capitalization of software development costs	(7,501)	(5,955)	(33,139)	(21,599)
Purchases of strategic investments	(2,887)	(500)	(13,089)	(2,500)
Net cash and cash equivalents (used in) provided by investing activities	(9,804)	183,070	(179,508)	(215,567)
Financing Activities:
Proceeds from issuance of 2025 Convertible Notes, net of issuance costs paid of $9.9 million	—	—	—	450,123
Proceeds from settlement of Convertible Note Hedges related to the 2022 Convertible Notes	8,256	1,062	8,985	363,554
Payments for settlement of Warrants related to the 2022 Convertible Notes	—	—	—	(327,543)
Repayment of 2022 Convertible Notes attributable to the principal	(9,097)	(1,627)	(89,525)	(235,993)
Payments for Capped Call Options related to the 2025 Convertible Notes	—	—	—	(50,600)
Employee taxes paid related to the net share settlement of stock-based awards	(5,711)	(2,787)	(17,439)	(7,424)
Proceeds related to the issuance of common stock under stock plans	12,386	8,115	46,510	30,371
Repayments of finance lease obligations	—	—	—	(28)
Net cash and cash equivalents provided by (used in) financing activities	5,834	4,763	(51,469)	222,460
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(2,535)	4,470	(8,861)	6,831
Net increase in cash, cash equivalents and restricted cash	88,679	253,228	(1,110)	102,637
Cash, cash equivalents and restricted cash, beginning of period	291,363	127,924	381,152	278,515
Cash, cash equivalents and restricted cash, end of period	$380,042	$381,152	$380,042	$381,152

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Reconciliation of non-GAAP operating income and operating margin

(in thousands, except percentages)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
GAAP operating loss	$(8,237)	$(7,641)	$(54,799)	$(50,828)
Stock-based compensation	45,914	31,466	166,761	121,488
Amortization of acquired intangible assets	318	159	1,326	2,419
Acquisition related expenses	170	640	2,087	1,832
Gain on termination of operating leases	—	—	(4,276)	—
Loss on disposal of fixed assets	—	—	6,468	—
Non-GAAP operating income	$38,165	$24,624	$117,567	$74,911

GAAP operating margin	(2.2%)	(3.0%)	(4.2%)	(5.8%)
Non-GAAP operating margin	10.3%	9.8%	9.0%	8.5%

Reconciliation of non-GAAP net income

(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
GAAP net loss	$(16,370)	(15,416)	$(77,837)	$(85,031)
Stock-based compensation	45,914	31,466	166,761	121,488
Amortization of acquired intangibles assets	318	159	1,326	2,419
Acquisition related expenses	170	640	2,087	1,832
Gain on termination of operating leases	—	—	(4,276)	—
Loss on disposal of fixed assets	—	—	6,468	—
Non-cash interest expense for amortization of debt discount and debt issuance costs	5,393	6,702	23,507	24,890
(Gain on) impairment of strategic investments	(2)	—	(11,741)	250
Loss on early extinguishment of 2022 Convertible Notes	68	14	4,892	10,507
Loss on equity method investment	150	—	371	—
Income tax effects of non-GAAP items	(6,024)	(3,423)	(19,096)	(11,898)
Non-GAAP net income	$29,617	20,142	$92,462	$64,457

Non-GAAP net income per share:
Basic	$0.63	$0.44	$1.97	$1.44
Diluted	$0.58	$0.40	$1.82	$1.32
Shares used in non-GAAP per share calculations
Basic	47,304	45,983	46,891	44,757
Diluted	50,888	49,922	50,694	48,739

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Reconciliation of non-GAAP expense and expense as a percentage of revenue

(in thousands, except percentages)

	Three Months Ended December 31,
	2021					2020
	COS, Subs- cription	COS, Prof. services & other	R&D	S&M	G&A	COS, Subs- cription	COS, Prof. services & other	R&D	S&M	G&A
GAAP expense	$58,599	$13,040	$82,997	$180,845	$42,065	$37,369	$9,925	$55,564	$127,851	$28,997
Stock -based compensation	(1,742)	(821)	(16,600)	(17,511)	(9,240)	(1,294)	(651)	(10,303)	(13,568)	(5,650)
Amortization of acquired intangible assets	(228)	—	—	(90)	—	(139)	—	—	(20)	—
Acquisition related expenses	—	—	(131)	—	(39)	—	—	(285)	—	(355)
Non-GAAP expense	$56,629	$12,219	$66,266	$163,244	$32,786	$35,936	$9,274	$44,976	$114,263	$22,992

GAAP expense as a percentage of revenue	15.9%	3.5%	22.5%	49.0%	11.4%	14.8%	3.9%	22.0%	50.7%	11.5%
Non-GAAP expense as a percentage of revenue	15.3%	3.3%	17.9%	44.2%	8.9%	14.3%	3.7%	17.8%	45.3%	9.1%

	Year Ended December 31,
	2021					2020
	COS, Subs- cription	COS, Prof. services & other	R&D	S&M	G&A	COS, Subs- cription	COS, Prof. services & other	R&D	S&M	G&A
GAAP expense	$211,132	$47,725	$301,970	$649,681	$144,949	$130,685	$36,274	$205,589	$452,081	$109,225
Stock -based compensation	(6,297)	(3,092)	(61,614)	(67,413)	(28,345)	(4,408)	(2,536)	(39,366)	(50,552)	(24,626)
Amortization of acquired intangible assets	(937)	—	—	(389)	—	(2,340)	—	—	(79)	—
Acquisition related expenses	—	—	(1,152)	(367)	(568)	—	—	(1,287)	—	(545)
Gain on termination of operating leases	395	275	1,346	1,839	421	—	—	—	—	—
Loss on disposal of fixed assets	(600)	(415)	(2,036)	(2,781)	(636)	—	—	—	—	—
Non-GAAP expense	$203,693	$44,493	$238,514	$580,570	$115,821	$123,937	$33,738	$164,936	$401,450	$84,054

GAAP expense as a percentage of revenue	16.2%	3.7%	23.2%	50.0%	11.1%	14.8%	4.1%	23.3%	51.2%	12.4%
Non-GAAP expense as a percentage of revenue	15.7%	3.4%	18.3%	44.6%	8.9%	14.0%	3.8%	18.7%	45.5%	9.5%

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Reconciliation of non-GAAP subscription margin

(in thousands, except percentages)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
GAAP subscription margin	$300,058	$206,954	$1,047,187	$722,340
Stock -based compensation	1,742	1,294	6,297	4,408
Amortization of acquired intangible assets	228	139	937	2,340
Gain on termination of operating leases	—	—	(395)	—
Loss on disposal of fixed assets	—	—	600	—
Non-GAAP subscription margin	$302,028	$208,387	$1,054,626	$729,088

GAAP subscription margin percentage	83.7%	84.7%	83.2%	84.7%
Non-GAAP subscription margin percentage	84.2%	85.3%	83.8%	85.5%

Reconciliation of free cash flow
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
GAAP net cash and cash equivalents provided by operating activities	$95,184	$60,925	$238,728	$88,913
Purchases of property and equipment	(11,327)	(9,521)	(28,726)	(37,274)
Capitalization of software development costs	(7,501)	(5,955)	(33,139)	(21,599)
Repayment of 2022 Convertible Notes attributable to the debt discount	1,971	373	26,428	49,048
Free cash flow	$78,327	$45,822	$203,291	$79,088

Reconciliation of operating cash flow

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
GAAP net cash and cash equivalents provided by operating activities	$95,184	$60,925	$238,728	$88,913
Repayment of 2022 Convertible Notes attributable to the debt discount	1,971	373	26,428	49,048
Operating cash flow, excluding repayment of convertible debt	$97,155	$61,298	$265,156	$137,961

Reconciliation of forecasted non-GAAP operating income (in thousands, except percentages)
	Three Months Ended March 31, 2022	Year Ended December 31, 2022
GAAP operating income range	($16,530)-($15,530)	($146,011)-($142,011)
Stock-based compensation	46,118	297,365
Amortization of acquired intangible assets	412	1,646
Non-GAAP operating income range	$30,000-$31,000	$153,000-$157,000

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Reconciliation of forecasted non-GAAP net income and non-GAAP net income per share (in thousands, except per share amounts)

	Three Months Ended March 31, 2022	Year Ended December 31, 2022
GAAP net loss range	($20,007)-($18,757)	($158,775)-($153,775)
Stock-based compensation	46,118	297,365
Amortization of acquired intangible assets	412	1,646
Non-cash interest expense for amortization of debt issuance costs	972	2,808
Income tax effects of non-GAAP items	($4,095)-($4,345)	($22,444)-($23,444)
Non-GAAP net income range	$23,400-$24,400	$120,600-$124,600

GAAP net income per basic and diluted share	($0.42)-($0.39)	($3.28)-($3.18)
Non-GAAP net income per diluted share	$0.46-$0.48	$2.34-$2.42

Weighted average common shares used in computing GAAP basic and diluted net loss per share:	47,604	48,372
Weighted average common shares used in computing non-GAAP diluted net loss per share:	51,265	51,457

HubSpot’s estimates of stock-based compensation, amortization of acquired intangible assets, non-cash interest expense for amortization of debt issuance costs, and income tax effects of non-GAAP items assume, among other things, the occurrence of no additional acquisitions, and no further revisions to stock-based compensation and related expenses.

Non-GAAP Financial Measures
We report our financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. In this release, HubSpot’s non-GAAP operating income, operating margin, subscription margin, expense, expense as a percentage of revenue, net income, operating and free cash flow are not presented in accordance with GAAP and are not intended to be used in lieu of GAAP presentations of results of operations. Free cash flow is defined as cash and cash equivalents provided by or used in operating activities less purchases of property and equipment and capitalization of software development costs, plus repayments of convertible notes attributable to debt discount. We believe information regarding free cash flow provides useful information to investors in understanding and evaluating the strength of liquidity and available cash and the exclusion of repayments of convertible notes attributable to debt discount from operating cash flow provides a comparable framework for assessing how our business performed when compared to prior periods and also aligns the non-GAAP treatment of our debt discount that is amortized as non-cash interest expense.

Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. Specifically, these non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be

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different from non-GAAP measures used by other companies. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. Management may, however, utilize other measures to illustrate performance in the future. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included above in this press release.

These non-GAAP measures exclude stock-based compensation, amortization of acquired intangible assets, acquisition related expenses, non-cash interest expense for the amortization of debt discount debt issuance costs, loss on early extinguishment of 2022 Convertible Notes, gain or loss on strategic investments, gain or loss on equity method investment, gain or loss on disposal of fixed assets, and account for the income tax effects of the exclusion of these non-GAAP items. We believe investors may want to incorporate the effects of these items in order to compare our financial performance with that of other companies and between time periods:

A.
Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. We believe that the exclusion of stock-based compensation expense allows for financial results that are more indicative of our operational performance and provide for a useful comparison of our operating results to prior periods and to our peer companies because stock-based compensation expense varies from period to period and company to company due to such things as differing valuation methodologies and changes in stock price.

B.
Expense for the amortization of acquired intangible assets, excluding backlog acquired intangible assets amortized as contra revenue, is excluded from non-GAAP expense and income measures as HubSpot views amortization of these assets as arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of purchased intangibles is a non-cash expense that is not typically affected by operations during any particular period. Valuation and subsequent amortization of intangible assets can also be inconsistent in amount and frequency because they can significantly vary based on the timing and size of acquisitions and the inherently subjective nature of the degree to which a purchase price is allocated to intangible assets. We believe that the exclusion of this amortization expense provides for a useful comparison of our operating results to prior periods, for which we have historically excluded amortization expense, and to our peer companies, which commonly exclude acquired intangible asset amortization. It is important to note that although we exclude amortization of acquired intangible assets from our non-GAAP expense and income measures, revenue generated from such intangibles is included within our non-GAAP income measures. The use of these intangible assets contributed to our revenues earned during the periods presented and will contribute to future periods as well.

C.
Acquisition related expenses, such as transaction costs and retention payments, are expenses that are not necessarily reflective of operational performance during a period. We believe that the exclusion of these expenses provides for a useful comparison of our operating results to prior periods and to our peer companies, which commonly exclude these expenses.

D.
In May 2017, the Company issued $400 million of convertible notes due in 2022 with a coupon interest rate of 0.25%. In June 2020, the Company issued $460 million of convertible notes due in 2025 with a coupon interest rate of 0.375%. The imputed interest rates of the convertible senior notes were approximately 6.87% and 5.71%, respectively. This is a result of the debt discount recorded for the conversion feature that is required to be separately accounted for as equity, and debt issuance costs, which reduce the carrying value of the convertible debt instrument. The debt discount is amortized as interest expense together with the issuance costs of the debt. The expense for the amortization of debt discount and debt issuance costs is a non-cash item, and we believe the exclusion of this non-cash interest expense provides for a useful comparison of our operating results to prior periods and to our peer companies.

In the quarter ended December 31, 2021, the Company settled $2.8 million of the principal balance of the 2022 Notes in cash and in the year ended December 31, 2021, the Company settled $106.5 million of the principal

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balance of the 2022 Notes in cash. In connection with these settlements, the Company recorded a $70 thousand and $4.9 million loss on early extinguishment of debt in the quarter and year ended December 31, 2021. The loss represents the difference between the fair value and carrying value of the debt extinguished. The amount of this charge may be inconsistent in size and varies depending on the timing of the repurchase of debt. In connection with the debt extinguishment, approximately $2.0 million and $26.4 million of the repayment of convertible notes that is attributable to debt discount was classified as cash used in operating activities in the quarter and year ended December 31, 2021. The Company has repaid, and will continue to repay early conversions of these notes until the maturity of these notes in June 2022 and 2025. These activities are not considered reflective of our recurring core business operating results. As such, we believe the exclusion of these expenses and payments provides for a useful comparison of our operating results to prior periods and to our peer companies.

E.
Strategic investments consist of non-controlling equity investments in privately held companies. The recognition of gains or losses can vary significantly across periods and we do not view them to be indicative of our fundamental operating activities and believe the exclusion of gains or losses provides for a useful comparison of our operating results to prior periods and to our peer companies.

F.
We made a contribution to the Black Economic Development Fund (the “investee”) managed by the Local Initiatives Support Corporation and have committed to make additional capital contributions. We account for this investment under the equity method of accounting. The proportionate share of our equity method investee's net earnings have been excluded in order to provide a comparable view of our operating results to prior periods and to our peer companies. We believe this activity is not reflective of our recurring core business operating results.

G.
Gain on termination of operating leases results from early lease terminations and related improvement reimbursements from landlords being recorded as income. Loss on fixed assets result from the disposal of property and equipment associated with early lease terminations. As we generally fulfill our obligations for the full lease term and use these assets for their full useful lives, we believe these activities are not considered reflective of our recurring core business operating results. As such, we believe the exclusion of these transactions provides for a useful comparison of our operating results to prior periods and to our peer companies.

H.
The effects of income taxes on non-GAAP items reflect a fixed long-term projected tax rate of 20% to provide better consistency across reporting periods. To determine this long-term non-GAAP tax rate, we exclude the impact of other non-GAAP adjustments and take into account other factors such as our current operating structure and existing tax positions in various jurisdictions. We will periodically reevaluate this tax rate, as necessary, for significant events such as relevant tax law changes and material changes in our forecasted geographic earnings mix.

Investor Relations Contact:
Charles MacGlashing
investors@hubspot.com

Media Contact:
Ellie Flanagan
eflanagan@hubspot.com

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